EXHIBIT 10.9

                                                                 CONCENTREX ORDER REQUEST - 9/27199 - PAGE 1 of 2

CONCENTREX, INC                                                                   ORDER REQUEST
400 S. W. Sixth Avenue                            Date:  9/27/99                  Institution: Smith River Community Bank (I/O)
Portland, OR  97204                         Asset Size: I/O                         Sales Rep:  Steve Ness
800-274-7280 (National)                        Order #:                                   SSR:  Les Hartsfield
503-274-7280 (Oregon)                      CFI Cuust.#:                            Cust. PO #:
800-274-7270 (FAX)                                  Exch:                Third Party Referrer:

SOLD TO:                                                               SHIP TO:
         Smith River Community Bankshares, Inc.                                 Smith River Community Bankshares, Inc.
         730 East Church Street - Suite 12                                      730 East Church Street - Suite 12
         Martinsville, VA 24112                                                 Martinsville, VA 24112
   ATTN: C.R. (Andy) McCullar                                             ATTN: C.R. (Andy) McCullar
  PHONE: (540) 632-8092                                                  PHONE: (540) 632-8092
    FAX: (540) 632-8043                                                    FAX: (540) 632-8043
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                                                                                                     Unit             Extended
   Qty         Item #                                 Description                                 List Price         List Price
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    1                      Enterprise License Base Fee - LESS THAN $100 MILLION ASSETS            10,000.00               10,000.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------

----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    1                      ENTERPRISE Software License @ $500./Million in Bank Assets
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                           Based on a $50 Million asset Level.
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                           Licensed Products Included:
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                2205       LP Lending Closing CCRE Primary Unit Network @$225./Million                                    11,250.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                2102       LP Lending CREDITLINE (Consumer) Primary Unit @$15./Million                                       750.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                2317       LP Lending CREDIT LINE (Commercial) Primary Unit @$15./Million                                    750.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                2266       LP Lending Applicaton CCRE Primary Unit - Network @$75/M                                        3,750.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                2114       SBA Lending Module - Network @$20/Million                                                       1,000.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                 168       Deposit Pro - Operations (E! Desktop, ProForms & Deposit Pro)
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                           Primary Unit - Network @ $150/M                                                                 7,500.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------

----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    1                      Bank Logo - Laser Pro APPLICATION & LENDING DOCUMENTS                                           1,000.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                           & Deposit Pro Operations
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------

----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    2            xx        Estimated Printer Font Elements:  Bank will notify what to ship          250.00                   500.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------

----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    3           2228       LP Lending (Close& App'l) On-Site training w/ASA (Total:3Days)          1,250.00                3,750.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    2            148       Deposit Pro Operations On-Site Training (Total:2Days)                   1,250.00                2,500.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------

----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    1           1478       LP Lending to FISERV-Atl(ITI) Implementation Fee                        4,500.00                4,500.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
    1           1457       Deposit Pro to FISERV-Atl(ITI) Implementation Fee                       4,500.00                4,500.00
----------- -------------- ------------------------------------------------------------------- ----------------- -------------------

----------- -------------- ------------------------------------------------------------------- ----------------- -------------------

----------- -------------- ------------------------------------------------------------------- ----------------- -------------------
                                                                                               Sub-Total                  51,750.00
                                                                                                                 -------------------
If Signed by September 30, 1999-100% Discount of Enterprise License Base Fee                   Less Discount of:          10,000.00
----------------------------------------------------------------------------------------------                   -------------------
IF Signed by October 31, 1999- 50% Discount of Enterprise License Base Fee                     **TOTAL                    41,750.00
----------------------------------------------------------------------------------------------                   -------------------
**Total does not include miscellaneous charges, freight and sales tax.  Balance due immediately upon receipt of invoice.
SHIPPING INSTRUCTIONS:              2-DAY UPS
                      --------------------------------------------------------------------------------------------------------------
QUOTE EXPIRATION                            PRODUCT WARRANTY                    HOST
         DATE: 9/30/99                               PERIOD: 30-DAYS                    PROCESSOR: FISERV - ATL(ITI)
               -------                                       -------                               -----------------

AGREEMENT:                                                                              LICENSE GRANT:  SELECT ON.
                                                                                                     [ ]  UNIT LICENSE
SOFTWARE LICENSE                        [ ] ATTACHED                                                 [ ]  LOCATION LICENSE
AGREEMENT:                              [x] SHRINK-WRAP LIC. INCORPORATED BY REFERENCE.              [x]  ENTERPRISE LICENSE
     OR                                                                                              [ ]  *
MASTER AGREEMENT                        [ ] ATTACHED                                                      ------------------
                                        [ ] EXISTING-AGMT. DATE OR #:

                                       CONCENTREX ORDER REQUEST - 9/27199 - PAGE

COMPLIANCE WARRANTY:  CHECK ALL THAT APPLY.
            [X]   LP Closing,Application, CreditLine, SBA        [X]   Deposit Pro, Pro Forms Completion, TIS
            [ ]   LP Mortgage                                    [ ]   Encore!  Deposit Pro Forms
                                                                 [ ]   None

OTHER ATTACHMENTS OR REFERENCE DOCUMENTS:  CHECK ALL THAT APPLY.
            [X]   LP Lending Product Exhibit Referenced          [ ]   Encore! Platform/Call Center Product Exhibit
            [ ]   App. Manager Product Exhibit                   [ ]   Personal Branch Product Exhibit
            [ ]   Laser Pro Mortgage Product Exhibit             [ ]   Exhibits to Master Agreement: (A-E)
            [X]   Deposit Pro Product Exhibit Referenced         [ ]   Addendum(s) to Master Agreement:
            [ ]   Encore! Teller Product Exhibit                 [X]   Other:  Other: Year 2000 Compliance
                                                                       Warranties: Creditlne,LPL,DP

MAINTENANCE FEE TERMS:
1.  SOFTWARE MAINTENANCE FEES ARE BILLED ANNUALLY AND ARE 20% OF THE AGGREGATE LIST SOFTWARE LICENSE FEE BILLED
    TO DATE.
2.  EXTENDED USAGE FEE FOR DEPOSIT PRO OPERATIONS - WIN INTERFACE TO FISERV - ATL (ITI) IS $2,500, BILLED
    ANNUALLY IN ADVANCE.
3.  EXTENDED USAGE FEE FOR LASER PRO LENDING - WIN INTERFACE TO FISERV - ATL (ITI) IS $2,500, BILLED ANNUALLY IN
    ADVANCE.

SPECIAL INSTRUCTIONS:

1. ON SITE TRAINING AND INTERFACE IMPLEMENTATION IS PLUS REASONABLE AND ACTUAL TRAVEL AND LIVING EXPENSES.
2. BANK AGREES TO PAY AN ADDITIONAL LICENSE FEE OF $500 PER MILLION OF EACH MILLION DOLLAR'S (OVER 50 MILLION
   DOLLARS) THE BANK'S ASSETS GROW. THIS IS REVIEWED ANNUALLY AND IS BILLED AND DUE ON RECEIPT. THIS IS BASED
   ON SUBTRACTING THE PAST ASSET LEVEL FROM- THE NEW AND THE FEE IS PAID ON THE DIFFERENCE.
3. ENTERPRISE LICENSE IS FOR THE CHOICE OF LAW IN THE STATE OF VIRGINIA ONLY. ADDITIONAL LICENSING IS REQUIRED
   FOR CHOICE OF LAW IN OTHER STATES.
4. SEND TWO SETS OF SOFTWARE AND MANUALS TO CUSTOMER-AT-SHIPPING ADDRESS.
5. BANK TO RECEIVE PRODUCTS AND SERVICES IMMEDIATELY AND WILL BE BILLED PER THIS ORDER REQUEST, IN THE MONTH
   THE BANK OPENS. BANK'S TARGET -OPEN DATE IS JANUARY 17, 2000.
6. CONCENTREX CONNECTIVITY & INTERFACE GROUP WILL CONTACT THE BANK 4-6 WEEKS AFTER THE BANK OPENS TO (1)
   REQUEST A WORKSHEET BE COMPLETED, (2) SCHEDULE A DATE FOR INSTALLATION, (3) REQUEST PAYMENT FOR INTERFACE
   SERVICES. (NOTE THE INTERFACE IMPLEMENTATION FEES IN THIS REQUEST ARE NOT BILLED AT THE TIME THE BANK
   OPENS.)
7. THE BANK UNDERSTANDS THE TRAINING IN THIS ORDER WILL NOT BE BILLED UNTIL IT IS SCHEDULED AND DELIVERED TO
   THE BANK.

AUTHORIZED SIGNATURE:
SMITH RIVER COMMUNITY BANKSHARES, INC.                                 CONCENTREX AUTHORIZED SIGNATURE:
--------------------------------------

By:___________________________________                                 By:____________________________________
Signature                                                              Signature


______________________________________                                 _______________________________________
Printed Name                      Date                                 Printed Name                       Date


______________________________________                                 _______________________________________
Title                                                                  Title

orblk1.6xls

                                CFI LASER PRO(R)
                               COMPLIANCE WARRANTY
             This is an important document. Keep it in a safe place.
 This Warranty is in effect January 1, 1999 and continues through
                               December 31, 1999.

It's Simple. CFI warrants that all CFI documents produced by the LASER PRO APPLICATION and CLOSING Programs, and the CREDIT LINE and SBA Modules (collectively LASER PRO) comply with all federal and state laws and regulations in effect when the document is produced.

WHAT WE PAY
We will pay each bank, federal savings bank or savings and loan association LASER PRO licensee ("you") up to ONE MILLION DOLLARS ($1,000,000) per year for the cost to you of any actual loss you sustain as a result of the failure of any document created by LASER PRO to comply with federal and state laws and regulations in effect when the document is produced (a "compliance failure"). This is the amount we will cover of what you pay to ail your customers, or as penalties to governmental entities, including your costs (and court costs and reasonable attorney fees) to defend a compliance failure in a LASER PRO document. The ONE MILLION DOLLARS ($1,000,000) per year is for all notices of compliance failure you give us within the year, regardless of when payment of any claim is actually made. There is an aggregate cap for our entire customer base of two and one half million dollars ($2,500,000) per occurrence of a common compliance failure of a LASER PRO document. This aggregate cap will apply no matter how many years are required to resolve the claim.

WHAT WE DO NOT PAY
We will not pay if you do not notify us in time, if you do not use LASER PRO as directed, or for documents or issues not produced by LASER PRO. In more detail this means that this CFI Compliance Warranty does not extend to the following:
a) Any compliance failure claim of which CFI is not properly notified, as described in the "How to Collect" section below, during the term of this Compliance Warranty;
b)       Any criminal or fraudulent act or award of punitive damages;
c) Any credit decision by you, or the non-creditworthiness of any person or entity to whom you have extended credit or made a loan;
d) Any compliance failure claim made if the extension of credit or loan was, at the time, in excess of your legal lending limit or beyond your authority;
e) Any compliance failure claim made by any entity not a party to your LASER PRO license agreement or by any governmental entity (including but not limited to the Federal Deposit Insurance Corporation or the Office of Thrift Supervision) in its own name or in your name or on your behalf, or by any receiver or liquidator, when such entity has closed, placed into receivership, assisted or arranged a merger of, or otherwise taken control of, you;
f) Any compliance failure claim that arises from or is related to any of the following:
         1) Any additional provision or other language added to a document produced by LASER PRO, or any customized language or programming prepared by CFI, by Licensee or by any third party, including any interface programming, screen programming, source code modification, data entry or the like that impacts the operation of the program or the language of the documents from that of the standard LASER PRO program or documents;
         2)       Any documentation, form, or agreement not produced by LASER
                  PRO;
         3) Any use of LASER PRO in combination with products, goods, services or other items furnished by anyone other than CFI;
         4) Any entry omission or irregular item listed on any checklist report produced for each application and loan by LASER PRO;
         5) Any matter subject to a warning included with the screens or any checklist report produced by LASER PRO, unless the warning contains instructions for removing or solving the issue and those instructions have been complied with fully;
         6) Any failure to follow the 'Help' prompts, the Manual, any Release Notes, or other documentation supplied by CFI for LASER PRO,

         7) Any violation of federal or state usury laws or state credit insurance laws or regulations:
g) Any loss you sustain as a result of your alleged promise, representation, statement or similar conduct made to your customer that contradicts the language or calculations of a document produced by LASER PRO, or any additional documents you used in connection with a transaction that were not produced by LASER PRO, or any loss resulting from you or a customer providing or entering any information that is incomplete, inappropriate or inaccurate, or failing to provide or to enter necessary information, or any selection, election, choice or policy decision you make with respect to interstate banking in LASER PRO including, but not limited to, interstate branching, interstate lending, export or import of interest rate packages from one jurisdiction to another, or choice of applicable law from one jurisdiction to another, You agree that the matters referred to in this exclusion are beyond the control of CFI;
h) Any claim you make based upon a compliance failure of a LASER PRO document of which you were already aware when you documented the loan. Upon receipt by you of an updated version of LASER PRO, you agree that you are aware of any compliance failure in previous versions of LASER PRO that were corrected by the updated version:
i) Any compliance failure claim you make during a period in which you are more than 180 days in arrears on any of your obligations to CFI or based upon a document produced during a period in which you are more than 180 days in arrears with any of your obligations to CFI;
j) Any compliance failure claim you make if the system has been operated by you with more users than you are licensed for or beyond the scope of your license agreement, or if you have violated any copyright held by CFI, or if you have violated any confidentiality or secrecy agreement between you and CFI.

HOW TO COLLECT
You must send us a registered or certified letter notifying us of your compliance failure claim and telling us what you believe is wrong. Send it to CFI Pro Services, Inc., attention 'General Counsel.' We must receive the notice while this warranty is in effect, before you agree to pay any money, and before the earlier of (a) 30 days from when you first learn of a compliance failure or
(b) at least 10 days before you are required to respond to any court or administrative agency. Please let us know orally as soon as possible so we can start to fix the problem, but remember that written notice is required. You agree to cooperate with CFI in our investigation and resolution of any compliance failure claim. IF a problem is one which can be solved or damages reduced by sending a cure notice under applicable law, you agree to cooperate with CFI in sending the notices at our expense.

                      CFI LASER PRO(R) COMPLIANCE WARRANTY
                                   Page 1 of 2

CHOOSING LAWYERS

If you use a lawyer to defend a compliance failure of a document produced by Laser Pro, we reserve the right to approve that lawyer, but we will not be unreasonable,

A FEW WORDS FROM OUR LAWYERS
This warranty and remedy, plus the limited software warranty and maintenance warranty that come with LASER PRO and the remedies provided there, are your exclusive remedies for any defect in LASER PRO. THESE WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE IN SUBSTITUTION FOR ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF CFI, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

LIMITATION OF LIABILITY
THE LIMITATION OF LIABILITY CONTAINED IN THE LICENSE FOR LASER PRO APPLIES TO THIS COMPLIANCE WARRANTY AND STATES, IN PART, THAT CFI IS NOT LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

This warranty is governed by the laws of Oregon.

We are proud you have chosen LASER PRO and we look forward to continuing to serve you.


CFI ProServices, Inc.
Matt Chapman, Chairman & CEO

                      CFI LASER PRO(R) COMPLIANCE WARRANty
                                   Page 2 of 2
                          YEAR 2000 COMPLIANCE WARRANTY
                          -----------------------------


LASER PRO CLOSING:

Noting the exceptions and clarifications stated below, CFI warrants that the Software, closed off from all other system resources (except for the specified operating system), is century compliant for the year 2000 (i.e., the Software is capable within itself of accounting for all calculations using a century\date sensitive algorithm for the 20th and 21st centuries, including the rollover to the year 2000 and the fact that such year is a leap year). In the event that the Software is not century compliant, CFI's obligations and Customer's remedies shall be those stated in SECTION 7.A OF THE SOFTWARE LICENSE AGREEMENT OR THE MASTER AGREEMENT (OR OTHER PROPER REFERENCE TO CFI'S WARRANTY REMEDIES). This warranty does not extend to customizations of the Software in instances in which the customization specifications do not require that the customized Software be century compliant for the year 2000. This warranty does not extend to interface programs.

CFI does not warrant that the Software, while operating in conjunction with other system resources (except for the specified operating system), is century compliant for the year 2000. This is because the Software's ability to produce expected dates can be adversely affected by things over which CFI has neither responsibility nor control, such as date data received from other system resources and intermediate operations performed on date data by other system resources. Consequently, the warranty does not extend to any failure of the Software caused by any data provided or operated upon by a non-CFI system resource which is (a) not formatted consistent with the formatting requirements of the Software; (b) not correct and complete in the context of the Software; or
(c) altered by a non-CFI system resource once initially provided to the Software.

Exceptions and Clarifications
THE FOLLOWING ARE THE EXCEPTIONS AND CLARIFICATIONS PERTAINING TO LASER PRO
LENDING: ACCEPTS TWO-DIGIT YEAR ENTRY AND WILL ADD A CENTURY BASED ON WHETHER THE DATA MUST BE IN THE PAST OR IN THE FUTURE OR IF NEITHER THE CURRENT CENTURY. THE USER MAY ENTER A FOUR-DIGIT YEAR SUPPRESSING THE NEED FOR THE CENTURY TO BE DERIVED OR MAY OVERRIDE THE DERIVED CENTURY.

YEAR 2000 COMPLIANCE WARRANTY - LASER PRO LENDING
Page 1 of 1


                          YEAR 2000 COMPLIANCE WARRANTY
                          -----------------------------


LASER PRO CREDITLINE (FORMERLY KNOWN AS CORELINE):

Noting the exceptions and clarifications stated below, CFI warrants that the Software, closed off from all other system resources (except for the specified operating system), is century compliant for the year 2000 (i.e., the Software is capable within itself of accounting for all calculations using a century\date sensitive algorithm for the 20th and 21st centuries, including the rollover to the year 2000 and the fact that such year is a leap year). In the event that the Software is not century compliant, CFI's obligations and Customer's remedies shall be those stated in SECTION 7.A OF THE SOFTWARE LICENSE AGREEMENT OR THE MASTER AGREEMENT (OR OTHER PROPER REFERENCE TO CFI'S WARRANTY REMEDIES). This warranty does not extend to customizations of the Software in instances in which the customization specifications do not require that the customized Software be century compliant for the year 2000. This warranty does not extend to interface programs.

CFI does not warrant that the Software, while operating in conjunction with other system resources (except for the specified operating system), is century compliant for the year 2000. This is because the Software's ability to produce expected dates can be adversely affected by things over which CFI has neither responsibility nor control, such as date data received from other system resources and intermediate operations performed on date data by other system resources. Consequently, the warranty does not extend to any failure of the Software caused by any data provided or operated upon by a non-CFI system resource which is (a) not formatted consistent with the formatting requirements of the Software; (b) not correct and complete in the context of the Software; or
(c) altered by a non-CFI system resource once initially provided to the Software.

Exceptions and Clarifications
THE FOLLOWING ARE THE EXCEPTIONS AND CLARIFICATIONS PERTAINING TO LASER PRO
CREDITLINE: SOME FIELDS DO NOT ALLOW ENTRY OF THE CENTURY DATE FIELDS. FOR THOSE THAT DO NOT THE CENTURY IS DERIVED AS FOLLOWS: FOR BIRTH DATES THE CENTURY WILL BE SET TO 1800 OR 1900 WHICHEVER ASSURES THAT IT IS IN THE PAST; FOR OTHER DATES IF THE YEAR <83 THEN 2000 IS ASSUMED ELSE 1900 IS ASSUMED. IN ALL CASES THE
DATE IS SAVED FORMATTED AS MM-DD-YYYY.




YEAR 2000 COMPLIANCE WARRANTY - LASER PRO CREDITLINE
Page 1 of 1

             LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
             -------------------------------------------------------
      SPECIFICATION OF THE LASER PRO LENDING VERSION 5.XX STANDARD PRODUCTS
      ---------------------------------------------------------------------

LASER PRO LENDING SUITE VERSION 5.XX PRODUCTS
---------------------------------------------
Software Specification
----------------------

The standard product, the Laser Pro Lending Suite version 5.xx Software (the "Software"), is a group of software products made up of modules and optional components. Customer's Order Request (s) identify the Software modules and components Customer has licensed. The features and functions are as follows:

Produces dynamic, flexible, laser-printed documents for consumer, home equity, commercial, real estate, construction and agricultural lending, including all the required legal terminology and calculations, through nine integrated modules and components: Laser Pro Application - Consumer, Laser Pro Application - Commercial, Laser Pro Application - Residential Real Estate, Laser Pro Closing - Consumer, Laser Pro Closing - Commercial, Laser Pro Closing - Residential Real Estate, Credit Line Consumer, Credit Line Commercial and SBA. Each Software product provides:

o  o 50-state compliance for collateral security documents
o  o Multiple state general law capability may be optionally licensed
o  o Accommodates interstate lending and branching
o  o Accommodations for multiple signers, special terms and lengthy descriptions
o  o Documentation for complex collateral such as cross-pledged collateral, ships, aircraft and multiple collateral types in one transaction
o  o Comprehensive borrower types
o  o Payment types: Installment, Balloon, Draw down line of credit, Principal + Interest, Construction Permanent,
     Single Pay, Generic Non-Disclosable, Irregular payment calculations
o  o Supports sale of insurance products with calculations - insurance forms may be added through customization
o  o Performs interactive "What if' calculations
o  o Tracks and follows-up on processing functions
o  o Creates a variety of management and processing reports
o  o Provides user security access
o  o Documents may be customized

Customizations to the Software requested by Customer will be defined in a separate Order Request.

Laser Pro Lending Suite version 5.xx Software will operate with the hardware and software defined in the Laser Pro
Lending Suite version 5.xx Schedule for Customer Requirements section of this Exhibit.

Laser Pro Application - Consumer Module
---------------------------------------

Consumer loan application processing, documentation and regulatory compliance.

o  o Individual and Trust borrower types
o  o Gathers data for consumer loan applications
o  o Produces disclosures and verifications at time of application, including real estate disclosures
o  o Collateral Types: Titled, Possessory, UCC, and Real Estate
o  o Captures and validates HMDA data and generates printed and electronic LAR report

Laser Pro Application - Commercial Module
-----------------------------------------

Commercial loan application processing and documentation.

o  o Individual, Corporate, Partnerships, Trusts, Limited Liability Companies, Associations, and
     Government borrower types
o  o Gathers data on commercial applicants
o  o Produces loan summaries, corporate resolutions and partnership agreements, and credit memos
o  o Integrates with Laser Pro fiscal Online
o  o Collateral Types: Titled, Possessory, UCC, Real Estate and other

                                        8

Laser Pro Application - Residential Real Estate Module
------------------------------------------------------
Residential Real Estate loan application processing, documentation and regulatory compliance.

o  o Individual and Trust borrower types
o  o Gathers data for residential real estate loan applications
o    Produces real estate disclosures and verifications at time of application
o  o Produces the FNMA 1003 application form and 1008 transmittal summary form
o  o Captures and validates HMDA data and generates printed and electronic LAR report
o  o Real Estate Collateral

Laser Pro Closing - Consumer Module
-----------------------------------

Consumer loan closing processing and documentation and regulatory compliance.

o  o Individual and Trust borrower types
o  o Gathers data for and produces consumer loan closing documentation and regulatory compliance
o  o Collateral Types: Titled, Possessory, UCC and Real Estate
o  o UCC-1 financing statements for all 50 states
o  o Real estate security documents and disclosures for all 50 states

LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
Page 1 of 5
LPLX1198.doc 11/2/1998

CFI ProServices, INC.
                                        9

                              LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
                              -------------------------------------------------------
                 SPECIFICATION OF THE LASER PRO LENDING VERSION 5.XX STANDARD PRODUCTS (CONTINUED)
                 ---------------------------------------------------------------------------------
Laser Pro Closing - Commercial Module
-------------------------------------

Commercial loan closing processing and documentation.

o  o Individual, Corporate, Partnerships, Trusts, Limited Liability Companies, Associations, and
     Government borrower types
o  o Gathers data for and produces commercial loan closing documentation
o  o Collateral Types: Titled, Possessory, UCC, Real Estate, and Other
o  o Business and agricultural loan agreements (asset based loan agreement planned for a future release of the Software)
o  o Corporate and LLC resolutions, partnership agreements, authorizations
o  o UCC-1 financing statements for all 50 states
o  o Real estate security documents and disclosures for all 50 states

Laser Pro Closing - Residential Real Estate Module
--------------------------------------------------

Residential real estate loan closing processing, documentation and regulatory compliance.

o Individual Trust borrower types
o Gathers data for residential real estate loan closing documentation Produces real estate disclosures
o Produces the FNMA loan closing and documentation
o Real Estate Collateral

Credit Line - Consumer Component
--------------------------------

Consumer open-end loan processing, documentation and regulatory compliance.

o  Individual and Trust borrower types
o  Gathers data for consumer open-end loan application, processing and loan closing credit agreement documentation Produces early Home Equity disclosures
o  Produces disclosures and loan closing credit agreement documentation
o  Program types: Interest Only, Percentage of Balance, Amortized Balance and Generic Non-home Equity
   Multiple payment streams
o  Collateral Types: Titled, Possessory, UCC and Real Estate
o  Requires Laser Pro Closing Consumer Module

Commercial Credit Line Component
--------------------------------

Commercial open-end line of credit processing and documentation

o  o Individual, Corporate, Partnership, Trust, Limited Liability Company, Association and Government borrower types
o  o Gathers data for and produces commercial revolving line of credit documentation
o  o Produces loan closing credit agreement documentation
o  o Program types: Interest Only, Percentage of Balance, Amortized Balance and Generic Multiple Payment Streams
o  o Collateral Types: Titled, Possessory, UCC, Real Estate and other
o  o Requires Laser Pro Closing Commercial Module

SBA Component
-------------

Small Business Administration application packaging and closing document generation.

o  o Produces most documents necessary for SBA 7a, Low Doc, 504, and PLP programs
o  o Input screens follow the SBA form and process flows
o o Forms may be selected as individually needed or through Standard Loan templates specifying form sets
o  o Laser printed or print blank forms available

o  o Requires Laser Pro Application Commercial Module for access to application documents and Laser Pro
     Closing Commercial Module for access to closing documents
                                       10

Laser Pro Lending Suite Version 5.xx Compliance Warranty
--------------------------------------------------------

With respect to the Laser Pro Lending Suite version 5.xx Software licensed to Customer hereunder, CFI is providing a separate warranty that such Software is in compliance with banking laws and regulations in effect when the Laser Pro
Lending Suite version 5.xx Software is provided to Customer. THE FOREGOING IS NOT A WARRANTY; CUSTOMER MUST RELY SOLELY
ON THE TERMS AND CONDITIONS OF THE SEPARATE COMPLIANCE WARRANTY PROVIDED WITH THE SOFTWARE, IF APPLICABLE.

Laser Pro Lending Suite Version 5.03 Or Greater Year 2000 Compliance Warranty:
------------------------------------------------------------------------------

Noting the exceptions and clarifications stated below, CFI warrants that the Software, closed off from all other system resources (except for the specified operating system), is century compliant for the year 2000 (i.e., the Software is capable within itself of accounting for all calculations using a century\date sensitive algorithm for the 20th and 21 st centuries, including the rollover to the year 2000 and the fact that such year is a leap year). In the event that the
Software is not century compliant, CFI's obligations and Customer's remedies shall be those stated in SECTION 7.A OF THE
SOFTWARE LICENSE AGREEMENT OR THE MASTER AGREEMENT (OR OTHER PROPER REFERENCE TO CFI'S WARRANTY REMEDIES). This warranty does not extend to customizations


LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
Page 2 of 5
LPLX1198.doc 11/2/1998

CFI ProServices, INC.

             LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
             -------------------------------------------------------

SPECIFICATION OF THE LASER PRO LENDING VERSION 5.XX STANDARD PRODUCTS (CONTINUED
--------------------------------------------------------------------------------

of the Software in instances in which the customization specifications do not require that the customized Software be century compliant for the year 2000. This warranty does not extend to interface programs.

CFI does not warrant that the Software, while operating in conjunction with other system resources (except for the specified operating system), is century compliant for the year 2000, This is because the Software's ability to produce expected dates can be adversely affected by things over which CFI has neither responsibility nor control, such as date data received from other system resources and intermediate operations performed on date data by other system resources. Consequently, the warranty does not extend to any failure of the Software caused by any data provided or operated upon by a non-CFI system resource which is (a) not formatted consistent with the formatting requirements of the Software; (b) not correct and complete in the context of the Software; or
(c) altered by a non-CFI system resource once initially provided to the Software.

Exceptions and Clarifications

The following are the exceptions and clarifications pertaining to LASER PRO LENDING (VERSIONS 5.03 AND GREATER): The user may enter a six-digit date as MM-DD-YY or an eight-digit date as MM-DD-YYYY. If a six-digit date is entered, the program will automatically form an eight-digit date.

Remote Print Authority
----------------------

The license granted to Customer authorizes Customer to install and operate the Laser Pro Consumer and Commercial Closing Software (including document preparation and printing) only on the number of workstations specified in Customers Order Request. A workstation means a monitor and keyboard capable of accessing the Software without regard to where the Software resides. For example, a laptop on which the Software is loaded, a PC connected by LAN in which the Software resides, and a workstation which accesses a server to use the Software are each a workstation. A printer (including a facsimile machine or any other device capable of allowing viewing or creating hard copies of a document produced by the Software) is considered a separate workstation when the printer resides in a building other than a building in which at least one other workstation resides. Customer must have a license for each workstation that is capable of operating the Software. The Software may not be used to prepare loan documentation on any printer fitting the definition of a separate workstation unless a remote print license is obtained.

Installation
------------

Laser Pro Lending Suite version 5.xx Software is shipped with instructions for installation. Customer is responsible for reading the instructions and installing the Software before product training classes are attended. CFI's Technical Support staff is available to assist Customer with Software installation via toll free phone calls. It is Customer's responsibility to assign the installation task to a person with appropriate technical knowledge, and to complete installation.

For network installations, CFI recommends that Customer employ an experienced network consultant. Though standard Software updates are designed to be as simple as possible, CFI recommends that a person with reasonable technical aptitude be assigned this ongoing responsibility. PC and network administration are entirely Customer's responsibility.

Training
--------

Laser Pro Lending Suite version 5.xx Software training includes administrative instruction as well as techniques for daily use. If Customer opts for training on the Software, applicable fees are specified in Customer's Order Request.

CFI offers three forms of training for customers:

o Onsite Training. Onsite training is conducted at one of Customer's sites and is designed to accommodate two to eight people. Special requests for larger groups can be made by calling CFI's Training Department. Two Training manuals will be included with an onsite training session regardless of the number of attendees. Customer is responsible for meeting room accommodations and PCs for the training class.

o Regional Training. Regional Training consists of 3 day training class held at one of CFI's regional training centers. CFI's regional training centers are located in Atlanta, GA and Portland, OR. One Training manual will be provided per attendee. Travel expenses are Customer's responsibility.

o Computer Based Training. Consists of a self paced end user tutorial on CD ROM media.

Customer may purchase additional training manuals.

LASER PRO LENDING SUITE VERSION 5.XX SOFTWARE MAINTENANCE AND SUPPORT SERVICES
------------------------------------------------------------------------------

1. MAINTENANCE AND SUPPORT REQUIRED. Customer's license to continued use of the Laser Pro Lending Suite version 5.xx Software requires that Customer remain current with respect to Maintenance and Support for the Laser Pro Lending Suite version 5.xx Software (including, without limitation, Maintenance and Support fees).

2. LIST OF LASER PRO LENDING SUITE VERSION 5.XX SOFTWARE MAINTENANCE AND SUPPORT. CFI provides the following Maintenance and Support with respect to the Laser Pro Lending Suite version 5.xx Software during any period in which Customer is current with respect to Maintenance and Support:

         TOLL-FREE HOTLINE SUPPORT
         Toll-free telephone support shall be available every Monday through Friday from 9:00 a.m. to 9:00 p.m., Eastern Standard Time, except holidays.

         ERROR CORRECTIONS
         In accordance with the Laser Pro Lending Suite version 5.xx Software Maintenance and Support policies described below, CFI will use reasonable efforts at its office to correct any errors in the Laser Pro Lending Suite version 5.xx Software in the form as delivered by CFI (e.g., which does not contain modifications made by Customer), that cause the Software to materially fail to conform to the specifications for such Software accurately stated in the applicable Documentation.

LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
Page 3 of 5
LPLX1198.doc 11/2/1998

CFI ProServices, INC.

            LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
            -------------------------------------------------------

     SPECIFICATION OF THE LASER PRO LENDING VERSION 5.XX STANDARD PRODUCTS
     ----------------------------------------------------------------------
                                  (CONTINUED)
                                  -----------

         VERSION UPDATES
         If CFI releases an update to the presently existing functionality of the Laser Pro Lending Suite version 5.xx Software (an "Update"), Customer will automatically receive a copy of each Update, plus related documentation, for each Laser Pro Lending Suite version 5.xx Software Product licensed hereunder. This policy' applies to all Updates that are not separately priced or marketed as a new release. Customer is responsible for installing Software Updates, upgrades and the like. Telephone support assistance for such installation is available during normal telephone support hours at no additional charge. Any Software installation requiring CFI involvement other than telephone support, such as dial in/modem assistance, on-site assistance, or where Customer requests CFI to install the Software for them, will be provided at CFI's then current rates plus reasonable expenses.

         INTERFACE/FILE IMPORT AND EXPORT IMPLEMENTATION AND SERVICE
         If Customer is licensing Interface or File Import/Export Software Products, CF] will provide the services described on a separate CFI Interface Service Schedule, subject to the Customer requirements and other limitations set forth therein.

         NEWSLETTER AND OTHER CORRESPONDENCE
         CFI will provide to Customer, without charge, one copy of the CFI newsletter as it is published, and any Software-related correspondence or materials that it generally releases to customers of Laser Pro Lending Suite version 5.xx Software products.

3. PURCHASING LASER PRO LENDING SUITE VERSION 5.XX SOFTWARE MAINTENANCE AND SUPPORT. Laser Pro Lending Suite version 5.xx Software Maintenance and Support is purchased on an annual basis. All Laser Pro Lending Suite version 5.xx Software Maintenance and Support is subject to the terms and conditions set forth in the Master Agreement, or other applicable agreement governing Customer's license of the Software. Laser Pro Lending Suite version 5.xx Software Maintenance and Support fees are payable in advance, with payment due thirty (30) days after receipt of invoice.

Customer shall run and promptly submit the activity and transaction data reports produced by the Laser Pro Lending Suite version 5.xx Software. If Customer's Maintenance and Support fees are based upon the number of loans produced by the Laser Pro Lending Suite version 5.xx Software, then, for purposes of calculating such Maintenance and Support fees, a "loan produced by the Laser Pro Lending Suite version 5.>D( Software" means any lending transaction in which some or all of the lending documents are generated by use of the Laser Pro Lending Suite version 5.xx Software, and the transaction is consummated and boarded on Customer's books of account . This includes all new loans, and all renewals, extensions, and substitutions of older loans whether or not those predecessor loan documents were created on the Laser Pro Lending Suite version 5.xx Software. CFI shall have the right to audit Customer's books solely for the purpose of determining that appropriate information is being provided to CFI so that it may generate Maintenance and Support billings.

4. LASER PRO LENDING SUITE VERSION 5.XX SOFTWARE MAINTENANCE AND SUPPORT POLICIES. In order to receive Maintenance and Support on a Laser Pro Lending Suite version 5.xx Software product, Customer, in addition to the payment of all applicable fees, must promptly install and use all Laser Pro Lending Suite version 5.xx Software updates or corrections that CFI provides. CFI will not be responsible for Maintenance and Support on a Laser Pro Lending Suite version 5.xx Software product if the Software is modified without CFI's approval, if the Software or hardware is misused, or if the defect is caused by personnel or products not provided by CFI.

If Customer discovers an error in the Laser Pro Lending Suite version 5.xx Software, Customer shall notify CFI immediately and shall give CFI all necessary assistance (including access to the Laser Pro Lending Suite version 5.xx Software and documentation of the error or defect) to diagnose and repair the problem. Although CFl does not generally perform Maintenance and Support at the installation site, on-site services may be obtained at a per them rate, plus reasonable expenses.

To facilitate communication between Customer and CFI, Customer shall appoint a "System Administrator" for the Laser Pro Lending Software, to act as Customer's central point of contact for the receipt of Maintenance and Support services. All Customer requests for Maintenance and Support should be received from Customer's System Administrator. Customer shall provide CFI with written notification of the name address and telephone number of its System Administrator. Customer shall promptly notify CFI in writing of any change in its System Administrator's information.

5. CHANGES IN LASER PRO LENDING SUITE VERSION 5.XX SOFTWARE MAINTENANCE AND SUPPORT, CFI may occasionally revise the Laser Pro Lending Suite version 5.xx Software Maintenance and Support it provides. If CFI makes a change in the Laser Pro Lending Suite version 5.xx Software Maintenance and Support, CFI will provide notification of the change at least 30 days prior to the effective date of the change.



Laser Pro Lending Suite Version 5.xx Modules Payment Schedule:
--------------------------------------------------------------

         Laser Pro Lending Suite version 5.xx Module License Fees as specified in the applicable Order Request shall be invoiced upon delivery with payment due within 30 days of Invoice. Laser Pro Lending Suite version 5.xx Module Maintenance and Support Fees as specified in the applicable Order Request shall be billed in advance with payment due within 30 days of Invoice.




LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
Page 4 of 5
LPLX1198.doc 11/2/1998

CFI ProServices, INC.

             LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
             -------------------------------------------------------

LASER PRO LENDING SUITE VERSION 5.XX STANDARD PRODUCTS SCHEDULE FOR CUSTOMER
----------------------------------------------------------------------------
                                  REQUIREMENTS
                                  ------------

LIMITATIONS OF USE
------------------

      Customer has the right to use the Software only for the number of users licensed, as stated in the applicable Order Request(s).

THIRD PARTY PROBLEM DETERMINATION
---------------------------------

      It is Customer's responsibility to resolve any problems with the operation of third party hardware or software. Customer may elect to provide this service or contract with a Third Party. UNDER NO CIRCUMSTANCES WILL CFI BE RESPONSIBLE FOR DETERMINING OR RESOLVING PROBLEMS WITH ANY THIRD PARTY HARDWARE OR SOFTWARE UNLESS SPECIFICALLY CONTRACTED TO DO SO. Customer will provide CFI with a single point of contact with Customer for any third party problem issues. In the event that CF] assists with third party problem determination or resolution, and the problem exists in other than CFI's Software, Customer will pay CFI for these services at CFI's then current services rates. Delivery Schedules may also be delayed as a result.

THIRD PARTY HARDWARE AND SOFTWARE REQUIREMENTS

      CFI shall not be responsible for, nor shall the obligations of Customer upon this Agreement be affected by, the failure of any third party hardware or software to perform according to the specifications or representations of their supplier. Customer is responsible for acquiring and integrating all third party hardware and software and associated installation and support services. It is Customer's responsibility to assure that the third party hardware and software meet the following minimum configuration requirements:

COMPUTER:

o IBM compatible Pentium(R)Processor or subsequent model is recommended (minimum requirement: IBM compatible 486 or subsequent model)
o        32 MB RAM memory
o        Color VGA monitor
o        30 MB hard disk space for basic program, plus 10KB per transaction
o        3.5" high density floppy drive o CD ROM drive (if Geo Coding)
o For application modules, CCITT v,32 compatible modem attached to workstation for credit bureau communication

OPERATING SYSTEM:

o        DOS 6.x or subsequent
o        Windows 3.x
o        Windows 95
o        Windows NT
o        Artisoft LANtastic

NETWORK OPERATING SYSTEM:

o        Novell NetWare v2.15 or greater
o        IBM LAN Server
o        Windows NT Server

PERIPHERALS:

o        Hewlett-Packard Laser Jet or 100% compatible printer.
o        Hewlett-Packard Laser Jet series 11, 111, 4 and 5
o        Lexmark 4039
o        Lexmark Optra

PRINT FONTS:

o        CFI Font Cartridge
o        CFI Font SIMM
o CFI Softfonts (suitable for locally attached printers that do not support a cartridge or SIMM)

NOTES:

These requirements are not to be construed as purchasing guidelines. Please consult your hardware vendor for your overall business needs. Please contact CFI for available related host interface product information.



LASER PRO LENDING VERSION 5.XX PRODUCTS LICENSE EXHIBIT
Page 5 of 5
LPLX1198.doc 11/2/1998

CFI ProServices, INC.


                      CFI DEPOSIT PRO(R) (WINDOWS VERSION)
                               COMPLIANCE WARRANTY

            This is an important document. Keep it in a safe place.
        This Warranty is in effect January 1, 1999 and continues through
                               December 31, 1999.

 It's Simple. CFI warrants that all CFI documents produced by the Windows version of the DEPOSIT PRO and TRUTH IN SAVINGS programs _________________ DEPOSIT PRO comply with all federal and state laws and regulations in effect when the document is produced.

WHAT WE PAY
We will pay each bank, federal savings bank, or savings and loan association DEPOSIT PRO licensee ("you") up to ONE MILLION DOLLARS ($1,000,000) per year for the cost to you of any actual loss you sustain as a result of the failure of any document created by DEPOSIT PRO to comply with federal and state laws and regulations in effect when the document is produced (a "compliance failure"). This is the amount we will cover of what you pay to all your customers, or as penalties to governmental entities, including your costs (and court costs and reasonable attorney fees) to defend a compliance failure in a DEPOSIT PRO document. The ONE MILLION DOLLARS ($1,000,000) per year is for all notices of compliance failure you give us within the year, regardless of when payment of any claim is actually made. There is an aggregate cap for our entire customer base of two and one half million dollars ($2,500,000) per occurrence of a common compliance failure of a DEPOSIT PRO document. This aggregate cap will apply no matter how many years are required to resolve the claim.

WHAT WE DO NOT PAY
We will not pay if you do not notify us in time, if you do not use DEPOSIT PRO as directed, or for documents or issues not produced by DEPOSIT PRO, In more detail this means that this CFI Compliance Warranty does not extend to the following:
a) Any compliance failure claim of which CFI is not properly notified, as described in the "How to Collect" section below, during the term of this Compliance Warranty;
b)       Any criminal or fraudulent act or award of punitive damages;
c) Any credit decision by you, or the non-creditworthiness of any person or entity with whom you have a banking relationship:
d) Any compliance failure claim made if the banking relationship was, at the time, beyond your authority;
e) Any compliance failure claim made by any entity not a party to your DEPOSIT PRO license agreement or by any governmental entity (including but not limited to the Federal Deposit Insurance Corporation or the Office of Thrift Supervision) in its own name or in your name or on your behalf, or by any receiver or liquidator, when such entity has closed, placed into receivership, assisted or arranged a merger of, or otherwise taken control of, you;
f) Any compliance failure claim that arises from or is related to any of the followings
         1) Any additional provision or other language added to a document produced by DEPOSIT PRO, or any customized language or programming prepared by CFI, by Licensee or by any third party, including any interface programming, screen programming, source code modification, data entry or the like that impacts the operation of the program or the language of the documents from that of the standard DEPOSIT PRO program or documents ;
         2)       Any documentation, form, or agreement not produced by DEPOSIT
                  PRO;
         3) Any use of DEPOSIT PRO in combination with products, goods, services or other items furnished by anyone other than CFI;
         4) Any matter subject to a warning included with the screens or any checklist report produced by DEPOSIT PRO, unless the warning contains instructions for removing or solving the issue and those instructions have been complied with fully;
         5) Any failure to follow the 'Help' prompts, the Manual, any Release Notes, or other documentation supplied by CFI for DEPOSIT PRO;
         6) Any violation of federal or state deposit insurance laws or regulations;

g) Any loss you sustain as a result of your alleged promise, representation, statement or similar conduct made to your customer that contradicts the language or calculations of a document produced by DEPOSIT PRO, or any additional documents you used in connection with a transaction that were not produced by DEPOSIT PRO, or any loss resulting from you or a customer providing or entering any information that is incomplete, inappropriate or inaccurate, or failing to provide or to enter necessary information, or any selection, election, choice or policy decision you make with respect to choice of applicable law from one jurisdiction to another. You agree that the matters referred to in this exclusion are beyond the control of CF];
h) Any claim you make based upon a compliance failure of a DEPOSIT PRO document of which you were already aware when you documented the transaction. Upon receipt by you of an updated version of DEPOSIT PRO, you agree that you are aware of any compliance failure in previous versions of DEPOSIT PRO that were corrected by the updated version;
i) Any compliance failure claim you make during a period in which you are more than 180 days in arrears on any of your obligations to CFI or based upon a document produced during a period in which you are more than 180 days in arrears with any of your obligations to CFI Any compliance failure claim you make if the system has been operated by you with more users than you are licensed for or beyond the scope of your license agreement, or if you have violated any copyright held by CFI, or if you have violated any confidentiality or secrecy agreement between you and CFI.

HOW TO COLLECT
You must send us a registered or certified letter notifying us of your compliance failure claim and telling us what you believe is wrong. Send it to CFI ProServices, Inc., attention 'General Counsel.' We must receive the notice while this warranty is in effect, before you agree to pay any money, and before the earlier of (a) 30 days from when you first learn of a compliance failure or
(b) at least 10 days before you are required to respond to any court or administrative agency. Please let us know orally as soon as possible so we can start to fix the problem, but remember that written notice is required.

            CFI DEPOSIT PRO(R) (WINDOWS VERSION) COMPLIANCE WARRANTY
                                   Page 1 of 2



You agree to cooperate with CFI in our investigation and resolution of any compliance failure claim. If a problem is one which can be solved or damages reduced by sending a cure notice under applicable law, you agree to cooperate with CFI in sending the notices at our expense.


CHOOSING LAWYERS
If you use a lawyer to defend a compliance failure of a document produced by DEPOSIT PRO, we reserve the right to approve that lawyer, but we will not be unreasonable.

A FEW WORDS FROM OUR LAWYERS
This warranty and remedy, plus the limited software warranty and maintenance warranty that come with DEPOSIT PRO and the remedies provided there, are your exclusive remedies for any defect in DEPOSIT PRO. THESE WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE IN SUBSTITUTION FOR ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF CFI, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

LIMITATION OF LIABILITY
THE LIMITATION OF LIABILITY CONTAINED IN THE LICENSE FOR DEPOSIT PRO APPLIES TO THIS COMPLIANCE WARRANTY AND STATES, IN PART, THAT CFI IS NOT LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

This warranty is governed by the laws of Oregon.

We are proud you have chosen DEPOSIT PRO and we look forward to continuing to serve you.



CFI ProServices, Inc.
Matt Chapman, Chairman & CEO

            CFI DEPOSIT PRO(R) (WINDOWS VERSION) COMPLIANCE WARRANTY
                                   Page 2 of 2


                          YEAR 2000 COMPLIANCE WARRANTY
                          -----------------------------

DEPOSIT PRO (Version 8.0x-8.04b)

Noting the exceptions and clarifications stated below, CFI warrants that the Software, closed off from all other system resources (except for the specified operating system), is century compliant for the year 2000 (i.e., the Software is capable within itself of accounting for all calculations using a century\date sensitive algorithm for the 20th and 21st centuries, including the rollover to the year 2000 and the fact that such year is a leap year). In the event that the Software is not century compliant, CFI's obligations and Customer's remedies shall be those stated in SECTION 7.A OF THE SOFTWARE LICENSE AGREEMENT OR THE MASTER AGREEMENT (OR OTHER PROPER REFERENCE TO CFI'S WARRANTY REMEDIES). This warranty does not extend to customizations of the Software in instances in which the customization specifications do not require that the customized Software be century compliant for the year 2000. This warranty does not extend to interface programs.

CFI does not warrant that the Software, while operating in conjunction with other system resources (except for the specified operating system), is century compliant for the year 2000. This is because the Software's ability to produce expected dates can be adversely affected by things over which CFI has neither responsibility nor control, such as date data received from other system resources and intermediate operations performed on date data by other system resources. Consequently, the warranty does not extend to any failure of the Software caused by any data provided or operated upon by a non-CFI system resource which is (a) not formatted consistent with the formatting requirements of the Software; (b) not correct and complete in the context of the Software; or
(c) altered by a non-CFI system resource once initially provided to the Software.

Exceptions and Clarifications
The following are the exceptions and clarifications pertaining to DEPOSIT PRO (VERSION 8.0X-8.04B): accepts two-digit year entry and will add a century based on whether the data must be in the past or in the future or if neither the current century. The user may enter four-digit year suppressing the need for the century to be derived or may override the derived century. Versions 8.00 through 8.04b of Deposit Pro for Windows will not be Year 2000 compliant when getting "today's date". Version 8.05 for Windows will be compliant and is targeted for delivery by the end of Ql 1998.




Year 2000 Compliance Warranty - Deposit Pro (Version 8.0x-8.04b)
Page 1 of 1 (Updated March 1998)

                              CFI PROSERVICES, INC.
                           SOFTWARE LICENSE AGREEMENT


   1. GOVERNING AGREEMENT. In the absence of an existing comprehensive written agreement signed by both parties covering this transaction, this Agreement is the governing agreement for the accompanying Software. If the accompanying Software is an update or an additional module to Software previously provided by CFI which is not subject to an existing comprehensive written agreement signed by both parties, this Agreement is the governing agreement for the previously provided Software as well. This is a legal agreement between the entity which ordered the accompanying Software (our "Customer"), and CFI ProServices, Inc. Except where there 'S an existing comprehensive written agreement covering this transaction, by opening the sealed software packages and/or by using the Software, Customer and the individual doing so acknowledge that (a) Customer was the ordering entity; (b) the individual opening the software packages and/or using the Software has authority to bind Customer to these terms;
          (c) Customer agrees to be bound by the terms of this Agreement; and
          (d) Customer agrees that the terms of this Agreement apply to any previously provided Software to which the accompanying Software is an update or an additional module. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE UNOPENED DISK PACKAGE AND ACCOMPANYING ITEMS (INCLUDING PRINTED MATERIALS) FOR A REFUND OF THE APPLICABLE LICENSE FEE OR APPROPRIATE PORTION THEREOF.

  2.     LICENSE
         -------
     A. GRANT: Unless otherwise stated in the Order Request which initiated the transaction, CFI grants a non-exclusive, non-transferable, terminable license for the software products identified in the Order Request (the "Software") for use on the number of workstations specified in the Order Request (the "License Grant"). If the number of workstations is not specified on the Order Request, this grant extends to just a single workstation. A workstation means a monitor and keyboard capable of accessing the Software without regard to where the Software resides. For example, a laptop on which the Software is loaded, a PC connected by LAN in which the Software resides, and a workstation which accesses a server to use the Software are each a workstation. A printer (including a facsimile machine or any other device capable of allowing viewing or creating hard copies of a document produced by the Software) is considered a separate workstation when the printer resides in a building other than a building in which at least one other workstation resides. Customer must have a license for each workstation that is capable of operating the Software, and Customer must have a device in place that will ensure the only workstations that may access the Software are licensed to use the Software under the License Grant. The License Grant is only for the United States and Canada and provides the Customer with the right to use the Software for its internal purposes and to perform financial services for the Customer's retail accounts in the normal course of the Customer's business. A License Grant remains in effect so long as the Customer uses the Software consistent with the Order Request and this Agreement. Software includes Documentation.

          Customer may move the Software from residing in one device to another as long as Customer does not move the Software in an effort to avoid acquiring additional Software licenses and the total number of workstations using the Software at any given time do not exceed the number of workstations licensed under the Order Request.

     B. ACCEPTANCE: Customer will be deemed to have accepted the Software upon the earliest of: (a) any productive or commercial use of the Software by or on behalf of the Customer; (b) delivery of written notice to CF] of Customer's acceptance of the Software; or (c) expiration of the Warranty Period (as defined below) absent a claim being made as provided in Section 7A.

3.           MAINTENANCE.
             ------------
      A. MAINTENANCE: CFI will provide the maintenance and support ("Maintenance") specified in the applicable Order Request. Unless otherwise specified in the Order Request, Maintenance will consist of the following:

           1 CFI will use reasonable efforts at its office to correct any Software in the form as delivered by CFI (e.g., which does not contain modifications made by Customer) that materially fails to conform to the specifications for such Software accurately stated in the applicable Documentation, provided that Customer gives CFI prompt written notice of such failure and CFI is able to reproduce the noncompliance in the operating environment for which the Software is designed. Customer will supply CFI with all reasonably requested information to assist CFI in reproducing the failure.

           2) CFI will deliver to Customer any error corrections it makes (in physical media and/or electronic form) consisting of work around instructions, revisions or patches to the Software and/or revisions or supplements to the Documentation (collectively, "Error Corrections"). CFI will furnish Maintenance only for the current release and the immediately prior release of the Software.

           3) CFI will provide Customer reasonable telephone and email assistance consistent with Maintenance during CFI's published support hours.

       B. MAINTENANCE PREREQUISITE: Each License Grant is conditioned upon Maintenance being provided and CFI being compensated unless CFI has generally discontinued providing Maintenance for such Software. Should CFI decide to discontinue Maintenance, the Customer will receive at least six (6) months advance written notice. After Maintenance is discontinued, CFI may no longer support the Software and may dispose of the Software and Documentation including source code and other information.


4.               COMPENSATION
                 ------------
        A. FEES: Customer will pay to CFI (i) License fees, (ii) Maintenance fees, (iii) labor and materials used by CFI for improper Maintenance requests and (iv) out of pocket costs related to all the foregoing including reasonable travel and living expenses. Payment will be in accordance with the payment schedules stated in the applicable Order Request. Improper Maintenance requests are those where the problem is determined to be other than a failure of the Software in unmodified form to materially comply with its specifications,

       B. INVOICES:: CFI will prepare and submit to Customer written invoices for amounts payable under this Agreement consistent with the applicable Order Request. Customer will pay each invoice within thirty (30) days after receipt. In addition to CFI's other remedies, CFI may suspend any License Grant under this Agreement and Maintenance until payments are brought current.

       C. TAXES: The compensation provided for in this Agreement does not include any duties, taxes (other than taxes on CFI's income levied by any of the United States or the U.S. government), fees or other similar amounts assessed or imposed by governmental authorities. Customer will pay or reimburse CFI for all such amounts.

       D. INTEREST: Amounts not paid when due are subject to finance charges of 1.5% per month or the highest rate permitted by law, whichever is less, compounded daily from due until paid. Undisputed invoices not paid when due are assessed a late payment fee of 15% of the unpaid balance. Payment of late fees and finance charges does not excuse or cure late payment. Payments received are first applied to late fees and finance charges.

       E. PRICE CHANGES: CFI may change Maintenance fees from time to time, effective on the upcoming anniversary of the commencement of the applicable Maintenance year, by giving Customer notice of the change at least thirty (30) days prior to such anniversary.

5.               TERM; TERMINATION
                 -----------------
       A. TERM: This Agreement commences upon its execution and continues until terminated under Section 5B. Further, the terms and conditions of this Agreement remain in effect until all license grants extended under the Order Request terminate, are canceled or expire. See Section 10D regarding survival of terms.

       B. TERMINATION OF THE AGREEMENT: This Agreement may be immediately terminated by the non-defaulting party following written notice to the defaulting party of the default, including identification of the intended cure, and the defaulting party failing to cure within 30 days following receipt of the notice. CFI may terminate this Agreement immediately by giving Customer written notice of termination if Customer becomes insolvent, a receiver or conservator is appointed for any part of Customer's assets, or a bankruptcy proceeding is commenced by or against Customer. Customer may terminate the Agreement by providing CFI with ninety (90) days prior written notice thereof. Termination by Customer shall not relieve Customer of any payment obligations which arise prior to such termination, including Maintenance fees after the commencement of the applicable Maintenance term.

       C. EFFECT OF TERMINATION OF THE AGREEMENT: Termination terminates further performance under the Order Request and terminates any License Grant provided and Customer will: (a) immediately stop using all Software and promptly remove it from any hardware on which the Software is installed and (b) at CFI's direction, return to CFI or destroy all copies of any Software and Documentation in Customer's possession or control and, if applicable, certify the destruction of all Software and Documentation within twenty (20) days of termination.

6.           PROPRIETARY RIGHTS
             ------------------

      A.     LIMITATIONS ON USE: Customer will not, directly or through others:
          (a) market, license, distribute, transfer, sublicense or otherwise commercially exploit the Software or Documentation; (b) permit the use of the Software or Documentation by others or otherwise operate the Software for third parties (e.g., as a service bureau or data processing service); (c) modify the Software or translate or port the Software or Documentation into any other computer or human language without the prior written consent of CFI, (d) disassemble, reverse engineer or decompile the Software or otherwise attempt to discover any portion of the object or source code or trade secrets related to the Software: (e) reproduce the Software or Documentation without CFI's copyright notice; or (f) sell, lend, rent, give, assign or otherwise transfer or dispose of the Software or the Documentation.

      B. CONFIDENTIALITY: Both parties may acquire certain information that is confidential, proprietary or trade secret information of the other party or a Requests. CFI acknowledges that Customers Confidential Information third party ("Confidential Information") in the performance of Order includes Customer's customer information and any host interface specifications that are proprietary to Customer,

          Customer acknowledges that CFI's Confidential Information includes all source code, Software and Documentation and any related system design, data base design, algorithms, trade secrets and technology. Other Confidential Information of either party shall be clearly identified in writing as Confidential at the time of disclosure or promptly thereafter, The party receiving Confidential information will: use such information solely for performance under this Agreement; not disclose such information to any third party (excluding agents which are not potential competitors of the disclosing party); and otherwise protect such information from any unauthorized use or disclosure, The receiving party shall see that its employees and agents having access to Confidential Information are bound by confidentiality obligations consistent with this provision.

7.           WARRANTY
             --------

      A. SOFTWARE WARRANTY: CFI warrants that, at the time of delivery, the Software will function in all material respects consistent with accurately stated specifications appearing in the applicable Documentation published by CFI for the Software.

          CFI does not warrant that the Software is free from all bugs, errors or omissions. The warranty does not extend to any failure of the Software caused by: (a) any modification or change not made by CFI;
          (b) any noncompliance caused by use of the Software in combination with products, goods, services or other items furnished by anyone other than CFI; (c) use of the Software with any predecessor or successor version of the Software; (d) use of the Software in an operating environment other than as specified in the Order Request, and (e) errors in the applicable Documentation.

          As CFI's sole and exclusive obligation and Customer's sole and exclusive remedy, CFI will use reasonable efforts at its facility to correct any Software or Documentation that fails to comply with the foregoing warranty by delivering one or more Error Corrections, provided that Customer gives CFI prompt written notice of such failure before the expiration of thirty (30) days following receipt of the Software (the "Warranty Period'), or such other Warranty Period as may be set forth in the Order Request, and CFI is able to reproduce the noncompliance in the operating environment for which the Software is designed. If after the expenditure of such reasonable efforts CFI is unable to correct the Software such that it complies with the foregoing warranty, CFI may, at its option, refund all or (if Customer's license to use such Software continues) a reasonable portion of the license fees Customer has paid with respect to such Software in full satisfaction of all Customers claims relating o such noncompliance. Customer will supply CFI with all reasonably requested information to assist CFI in reproducing the failure.

      B. EXCLUSIVE WARRANTIES AND REMEDIES: THE WARRANTY AND REMEDIES SET FORTH IN SECTION 7A, ARE EXCLUSIVE AND ARE IN SUBSTITUTION FOR ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF CFI. CUSTOMER HEREBY WAIVES, RELEASES AND DISCLAIMS ALL OTHER RIGHTS AND REMEDIES AND ANY CLAIMS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY DEFECT, DEFICIENCY OR NONCONFORMITY IN ANY SOFTWARE, SERVICE, MAINTENANCE OR OTHER ITEM FURNISHED BY OR ON BEHALF OF CFI UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; ANY OBLIGATION, LIABILITY, RIGHT, REMEDY OR CLAIM IN TORT (INCLUDING NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY, STRICT LIABILITY OR OTHER THEORY.

      C. THIRD PARTY PRODUCTS: Some Software products may include computer programs or data supplied by a third party. All such computer programs and data are supplied "AS IS" by CFI.

8.           LIMITATIONS OF LIABILITY
             ------------------------

       A. CFI'S ENTIRE LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY CLAIM ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY SOFTWARE, DOCUMENTATION, MAINTENANCE, OR OTHER ITEMS FURNISHED OR TO BE FURNISHED UNDER THIS AGREEMENT, BY ORDER REQUEST OR OTHERWISE, WILL IN NO EVENT EXCEED THE LICENSE FEES PAID TO CFI BY THE CUSTOMER FOR THE APPLICABLE ITEM WHICH IS THE BASIS FOR THE CLAIM.

       B. IN NO EVENT WILL CFI BE LIABLE TO CUSTOMER OR TO ANY OF CUSTOMER'S CUSTOMERS OR ANY OTHER PERSON OR ENTITY FOR LOST DATA, LOST PROFITS, INTEREST, OR COST OF MONEY; OR FOR COVER; OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF CFI'S PERFORMANCE OR NONPERFORMANCE OR THE USE OF, INABILITY TO USE OR RESULTS OF USE OF ANY ITEM OF MAINTENANCE, DOCUMENTATION OR SOFTWARE.

9.           INTELLECTUAL PROPERTY
             ---------------------

       A. CFI represents that to the best of its knowledge, the Software does not infringe any U.S. Copyright of any third party. CFI will defend Customer against any judicial proceeding based upon infringement of any U.S. copyright by the Software, provided that Customer notify CFI of such proceeding promptly after Customer receives notice thereof, CFI has exclusive control over the defense and settlement of the proceeding, Customer provides such assistance in the defense and settlement of the proceeding as CFI may reasonably request, and Customer complies with any settlement or court order made in connection with such proceeding (e.g., as to the future use of any infringing Software).

       B. CFI will: (i) indemnify Customer against any and all damages, costs and attorneys' fees finally awarded against Customer in any such proceeding, (ii) reimburse the expenses Customer reasonably incurs in providing the assistance requested by CFI above, (iii) if the action is settled, pay any amounts agreed by CFI in settlement of any claims of infringement.

       C. CFI's obligations under this Section 9 will not apply to any infringement to the extent arising out of (a) any use or combination of the Software with any other products, goods, services or other items furnished by anyone other than CFI, (b) any modification or change not made by CFI, (c) the use of an infringing version of the Software when a comparable non-infringing version has been made available to Customer, or (d) any Software developed to specifications which Customer has supplied or required of CFI.

       D. In the event that CFI is or reasonably believes it will be required to discontinue use of the Software, CFI will do one of the following, selected by CFI at its option: (a) CFI will obtain for Customer the right to continue use of the Software; (b) CFI will modify the Software to make it non-infringing; or (c) if CFI is not reasonably able to accomplish the foregoing, CFI may terminate the license of the infringing Software and refund Customer a pro-rata portion of the license fee Customer paid for such Software, amortized on a three-year straight line basis from the date of installation of the Software.

       E. THE FOREGOING STATES THE ENTIRE LIABILITY OF CFI WITH RESPECT TO INFRINGEMENT OF ANY COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT BY ANY DELIVERABLE OF CFI OR RESULTING FROM THE PERFORMANCE OF SERVICES BY CFI.

10.          MISCELLANEOUS
             -------------

       A. NO WAIVER: The failure of either party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather, the same will be and will remain in full force and effect.

       B. ASSIGNMENT: Neither this Agreement nor its related Order Request shall be assigned or transferred in any way by Customer, voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of CFI.

       C. ATTORNEYS' FEES: In the event of any action to enforce this Agreement or on account of any breach or default under this Agreement, the prevailing party in such action will be entitled to recover, in addition to any other relief to which it may be entitled, from the other party all reasonable attorneys' fees incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof).

       D. SURVIVAL: All provisions of this Agreement which may reasonably be interpreted or construed as surviving the termination or expiration of this Agreement will survive. In addition, any of Customers payment obligations which arise prior to such termination or expiration will survive.

       E. APPLICABLE LAW: This Agreement will be interpreted, construed and enforced in all respects in accordance with the local laws of the State of Oregon, USA, without reference to its choice of laws principles. The parties waive application of the 1980 UN Convention on Contracts for the International Sale of Goods to this Agreement and the transactions contemplated by this Agreement.

       F. ENTIRE AGREEMENT: This Agreement in conjunction with an applicable order request and its attachments and references form the complete agreement between CFI and the Customer for the order and supersedes any and all prior agreements among the parties related to the Software, the Services and any other items provided under that order request. No modification of any of the provisions of this Agreement will be valid unless set forth in a written instrument signed by both parties. Any remedy of CFI set forth in this Agreement is in addition to any other remedy afforded to CFI under any other contract, by law, or otherwise.

                                  LICENSE GRANT

ENTERPRISE LICENSE:

Customer may install the Software on an unlimited number of CPUs within the Enterprise's territory designated in the Order Request or its attachments. (Where the use of a product is limited to elected states, that is the Enterprise's territory.) An Enterprise means the Customer's offices and facilities and those of its subsidiaries each of which are identified on the Order Request to the extent that each of them operates within the territory. If the Enterprise designated in the Order Request is merged with another entity, Customer may continue to use the Software within the Enterprise at the offices and facilities at which the Software was allowed to be used pursuant to the License Grant immediately prior to the date the Enterprise agreed to merge with the other entity.

                     DEPOSIT PRO(R) PRODUCT LICENSE EXHIBiT
                     --------------------------------------
              SPECIFICATION OF THE DEPOSIT PRO(R) STANDARD PRODUct
              ----------------------------------------------------

DEPOSIT PRO(R) PRODUCT
----------------------

Software Specifications
-----------------------
The standard product is the Deposit Pro Software (variously referred to herein as the "Software" and "Deposit Pro"). The features and functions are as follows:

Deposit Pro is a deposit account opening documentation software package. Documents are printed using laser printers. Documents are mainly for new deposit accounts, with some miscellaneous maintenance forms also available, Documents are compliant with state and federal government regulations.

Features:
o Deposit account opening processing & documentation for Savings, Money Market, Checking, Certificate of Deposit, IRA accounts
o    Customer lookup via optional interface to host processor
o    Truth in Savings Inquiry disclosures
o Account opening disclosures compliant with state and federal government regulations
o    APY calculator
o    New Account Analysis, Deposit Dollar Summary and Closed Account reports

Online window and field "Help" text is included within the Software in place of a paper based user manual. The help text is available to remind a trained user about specifics and procedures for the current window or field.

INCLUDED SUPPLIES:
------------------

o Set of General System Setup disks plus one Administrative Manual per Financial Institution.
o Set of Deposit Pro disks plus one Administrative Manual per Financial Institution.
o    Deposit Pro "Quick Start" card for each licensed copy of the software

OPTIONAL MODULES:
o Online Check Ordering connectivity to DELUXE CORPORATION'S "ELECTRONIC CHECK CATALOG" software, This module allows the user to order new checks from within the new account transaction. The Deposit Pro module is a DLL that call's Deluxe's Electronic Check Catalog and fills Deluxe's software with existing data about the customer or checking account if the data already exists in the CFI database. Actual placement of the new check orders is conducted through Deluxe's Electronic Catalog,

o Host Connectivity varies from host processor to host processor. Generally, customer information is downloaded from the host processor into the Deposit Pro customer window. Standard downloaded data for up to six entities includes: customer name (personal or business), SSN/TIN, street address, city, state, zip, primary phone, secondary phone, date of birth, CIF short name, customer number.

     Uploaded transactions will take place from Deposit Pro to the host processor, Uploaded information is unique from host processor to host processor but generally includes customer name and address information, account type, account number, account opening date and deposit amount.

     To achieve host connectivity, Customer must meet CFI's current requirements for available memory, emulation software, and any other host specific requirements, CFI and host processor requirements will vary from host to host and will change frequently.

Deposit Pro Software will operate with the hardware and software defined in the Deposit Pro Schedule for Customer Requirements section of this Exhibit.

DEPOSIT PRO VERSION 8.XX COMPLIANCE WARRANTY
--------------------------------------------
With respect to the Deposit Pro Software licensed to Customer hereunder, CFI is providing a separate warranty that such Software is in compliance with banking laws and regulations in effect when the Deposit Pro Software is provided to Customer. THE FOREGOING IS NOT A WARRANTY; CUSTOMER MUST RELY SOLELY ON THE TERMS AND CONDITIONS OF THE SEPARATE COMPLIANCE WARRANTY PROVIDED WITH THE SOFTWARE, IF APPLICABLE.

DEPOSIT PRO YEAR 2000 COMPLIANCE WARRANTY:
------------------------------------------
DEPOSIT PRO FOR WINDOWS VERSION 8.05 OR GREATER AND DEPOSIT PRO FOR DOS VERSION
8.10 OR GREATER YEAR 2000 COMPLIANCE WARRANTY: Noting the exceptions and clarifications stated below, CFI warrants that the Software, closed off from all other system resources (except for the specified operating system), is century compliant for the year 2000 (i.e., the Software is capable within itself of accounting for all calculations using a century\date sensitive algorithm for the 20th and 21st centuries, including the rollover to the year 2000 and the fact that such year is a leap year). In the event that the Software is not century compliant. CFI's obligations and Customer's remedies shall be those stated in
SECTION 7.A OF THE SOFTWARE LICENSE AGREEMENT OR THE MASTER AGREEMENT (OR OTHER PROPER REFERENCE TO CFI'S WARRANTY REMEDIES). This warranty does not extend to customizations of the Software in instances in which the customization specifications do not require that the customized Software be century compliant for the year 2000. This warranty does not extend to interface programs.

CFI does not warrant that the Software, while operating in conjunction with other system resources (except for the specified operating system), is century compliant for the year 2000. This is because the Software's ability to produce expected dates ran be adversely affected by things over which CFI has neither responsibility nor control, such as date data received from other system resources and intermediate operations performed on date data by other system resources, Consequently, the warranty does not extend to any failure of the Software caused by any data provided or operated upon by a non-CFI system resource which is (a) not formatted consistent with the formatting requirements of the Software, (b) not correct and complete in the context of the Software; or
(c) altered by a non-CFI system resource once initially provided to the Software.

EXCEPTIONS AND CLARIFICATIONS
-----------------------------
The following are the exceptions and clarifications pertaining to DEPOSIT PRO FOR WINDOWS VERSION 8.06 OR GREATER AND DEPOSIT PRO FOR DOS VERSION 8.10 or
GREATER: The user may enter either a 6-digit date as MMDDYY or an 8-digit date as MMDDYYYY. If a six-digit date is entered the program will automatically add the current century to form an 8-digit date

INSTALLATION
------------
Deposit Pro Software is shipped with instructions for installation. Customer is responsible for reading the instructions and installing the Software before product training classes are attended. CFI's Technical Support staff is available to assist Customer with Software installation via toll free phone calls. It is Customer's responsibility to assign the installation task to a person with appropriate technical knowledge, and to complete installation.

For network installations, CFI recommends that Customer employ an experienced network consultant. Though standard Software updates are designed to be as simple as possible, CFI recommends that a person with reasonable technical aptitude be assigned this ongoing responsibility. PC and network administration are entirely Customer's responsibility.

DEPOSIT PRO(R) PRODUCT LICENSE EXHIBIT
Page 1 of 3
1DPX-598 5/522/1998

CFI ProServices, Inc.

                     DEPOSIT PRO(R) PRODUCT LICENSE EXHIBIT
                     --------------------------------------


        SPECIFICATION OF THE DEPOSIT PRO(R) STANDARD PRODUCT (CONTINUED)
        ----------------------------------------------------------------

TRAINING
--------
Deposit Pro training is usually combined with Encore!(R) Desktop training in a three day class, The Deposit Pro portion is approximately two days. Deposit Pro Software training includes administrative instruction as well as techniques for daily use. IF Customer opts for training on the Software, applicable training fees are specified in Customer's Order Request.

CFI offers two forms of training for customers:

o Onsite Training. Onsite training is conducted at one of Customer's sites and is designed to accommodate two to eight people. Special requests for larger groups can be made by calling CFI's Training Department, Two Training manuals will be included with an onsite training session regardless of the number of attendees. Customer is responsible for meeting room accommodations and PCs for the training class

o Regional Training.. Regional Training consists of 3 day training class held at one of CFI's regional training centers. CFI's regional training centers are located in Atlanta, GA and Portland, OR. One Training manual will be provided per attendee. Travel expenses are Customer's responsibility.

o    Customer may purchase additional training manuals.

DEPOSIT PRO SOFTWARE MAINTENANCE AND SUPPORT SERVICES
-----------------------------------------------------
1. MAINTENANCE AND SUPPORT REQUIRED. Customer's license to continued use of the Deposit Pro Software requires that Customer remain current with respect to Maintenance and Support for the Deposit Pro Software (including, without limitation, payment of Maintenance and Support fees).

2. LIST OF DEPOSIT PRO SOFTWARE MAINTENANCE AND SUPPORT. CFI provides the following Maintenance and Support with respect to the Deposit Pro Software during any period in which Customer is current with respect to Maintenance and Support:

         TOLL-FREE HOTLINE SUPPORT
         Toll-free telephone support shall be available every Monday through Friday from 9:00 a.m. to 9:00 p.m., Eastern Standard Time, except holidays

         ERROR CORRECTIONS
         In accordance with the Deposit Pro Software Maintenance and Support policies described below, CFI will use reasonable efforts at its office to correct any errors in the Deposit Pro Software in the form as delivered by CFI (e.g., which does not contain modifications made by Customer), that cause the Software to materially fail to conform to the specifications for such Software accurately stated in the applicable Documentation.

         VERSION UPDATES
         If CFI releases an update to the presently existing functionality of the Deposit Pro Software (an "Update"), Customer will automatically receive a copy of each Update, plus related documentation, for each Deposit Pro Software Product licensed hereunder. This policy applies to all Updates that are not separately priced or marketed as a new release, Customer is responsible for installing Software Updates, upgrades and the like. Telephone support assistance for such installation is available during normal telephone support hours at no additional charge. Any Software installation requiring CFI involvement other than telephone support, such as dial in/modem assistance, on-site assistance, or where Customer requests CFI to install the Software for them, will be provided at CFI's then current rates plus reasonable expenses.

         NEWSLETTER AND OTHER CORRESPONDENCE
         CFI will provide to Customer, without charge, one copy of the CF] newsletter as it is published, and any Software-related correspondence or materials that it generally releases to customers of Deposit Pro Software products.

  3. PURCHASING DEPOSIT PRO SOFTWARE MAINTENANCE AND SUPPORT. Deposit Pro Software Maintenance and Support is purchased on an annual basis. All Deposit Pro Software Maintenance and Support is subject to the terms and conditions set forth in the Master Agreement, or other applicable agreement governing Customer's license of the Software. Deposit Pro Software Maintenance and Support fees are payable in advance, with payment due thirty (30) days after receipt of invoice.

  4. DEPOSIT PRO SOFTWARE MAINTENANCE AND SUPPORT POLICIES. In order to receive Maintenance and Support on a Deposit Pro Software product, Customer, in addition to the payment of all applicable fees, must promptly install and use all Deposit Pro Software updates or corrections that CFI provides. CFI will not be responsible for Maintenance and Support on a Deposit Pro Software product if the Software is modified without CFI's approval, if the Software or hardware is misused, or if the defect is caused by personnel or products not provided by CFI.

        If Customer discovers an error in the Deposit Pro Software, Customer shall notify CF] immediately and shall give CFI all necessary assistance (including access to the Deposit Pro Software and documentation of the error or defect) to diagnose and repair the problem. Although CFI does not generally perform Maintenance and Support at the installation site, on-site services may be obtained at a per them rate, plus reasonable expenses,

        To facilitate communication between Customer and CFI, Customer shall appoint a "System Administrator's or the Deposit Pro Software, to act as Customer's central point of contact for the receipt of Maintenance and Support services. All Customer requests for Maintenance and Support should be received from Customer's System Administrator. Customer shall provide CFI with written notification of the name address and telephone number of its System Administrator. Customer shall promptly notify CFI in writing of any change in its System Administrator's information.

  5. CHANGES IN DEPOSIT PRO SOFTWARE MAINTENANCE AND SUPPORT. CFI may occasionally revise the Deposit Pro Software Maintenance and Support it provides. If CF] makes a change in the Deposit Pro Software Maintenance and Support, CFI will provide notification of the change at least 30 days prior to the effective date of the change.

DEPOSIT PRO PAYMENT SCHEDULE
----------------------------

         Deposit Pro License Fees as specified in the applicable Order Request shall be invoiced upon delivery with payment due within 30 days of Invoice.

         Deposit Pro Maintenance and Support Fees are 20% of the January list price each year, prorated as applicable the first year. Maintenance and Support Fees shall be invoiced upon delivery with payment due within 30 days of Invoice.

DEPOSIT PRO(R) PRODUCT LICENSE EXHIBIT
Page 2 of 3
1DPX-598 5/22/1998

CFI ProServices, Inc.

                         DEPOSIT PRO(R) STANDARD PRODUcT
                         -------------------------------

                       SCHEDULE FOR CUSTOMER REQUIREMENTS
                       ----------------------------------


LIMITATIONS OF USE
------------------
      Customer has the right to use the Software only for the number of users licensed, as stated in the applicable Order Request(s).

THIRD PARTY PROBLEM DETERMINATION
---------------------------------
      It is Customer's responsibility to resolve any problems with the operation of third party hardware or software. Customer may elect to provide this service or contract with a Third Party, UNDER NO CIRCUMSTANCES WILL CFI BE RESPONSIBLE FOR DETERMINING OR RESOLVING PROBLEMS WITH ANY THIRD PARTY HARDWARE OR SOFTWARE UNLESS SPECIFICALLY CONTRACTED TO DO SO. Customer will provide CFI with a single point of contact with Customer for any third party problem issues. In the event that CFI assists with third party problem determination or resolution, and the problem exists in other than CFI's Software, Customer will pay CFI for these services at CFI's then current services rates. Delivery Schedules may also be delayed as a result

THIRD PARTY HARDWARE AND SOFTWARE REQUIREMENTS
----------------------------------------------
      CFI shall not be responsible for, nor shall Customer's obligations hereunder be affected BY, the failure of any third party hardware or software to perform according to the specifications or representations OF their supplier. Customer is responsible for acquiring and integrating all third party hardware and software and associated installation and support services. In addition to the Hardware and Software Requirements applicable to the associated CFI software application in which Customer's Deposit Pro component is embedded, it is Customer's responsibility to assure that the third party hardware and software meet the following minimum configuration requirements

COMPUTER:
o     Workstation:   486/66Mhz or greater, keyboard and optional mouse
o     Memory: 16MB RAM, 50OKB free conventional memory
o     Hard Disk: 1 OMB minimum, 1/2 MB for each graphic slide
o     Display: Color SVGA
o     Others: Video driver to display audio-visual images
o     System Printer: Windows compatible

OPERATING SYSTEM:
o     Windows 3.1, Windows 95, or Windows for Workgroups 3.11
o     Client Operating System: Windows 3.1, Windows 95 or Windows for Workgroups
      3 11
o     Network:  Net BIOS compatible or IPX LAN
o     Server Management Novell NetWare v2.15 or greater, Artisoft LANtastic

NOTES:
These requirements are not to be construed as purchasing guidelines. Please consult your hardware vendor for your overall business needs.


DEPOSIT PRO(R) PRODUCT LICENSE EXHIBIT
Page 3 of 3
1DPX-598 5/22/1998

CFI ProServices, Inc.
                                       33